UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

Commission File Number: 333-169014

LJM Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)
9190 Double Diamond Parkway, Reno, Nevada, 89521 (Address of principal executive offices)
(888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joel Felix as Chief Executive Officer and President

On July 8, 2011, the Board of Directors of LJM Energy Corp. (the “Registrant”) accepted the resignation of Joel Felix as Chief Executive Officer and President of the Registrant.  Mr. Felix will remain as the Chief Financial Officer, Treasurer, Secretary and a director of the Registrant.

Mr. Felix’s resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant.  The resignation of Mr. Felix is attached as Exhibit 17.1 to this Current Report on Form 8-K.  Mr. Felix continues to hold 2,900,000 shares of the Registrant’s common stock, or approximately 50.8% of the issued and outstanding.

Appointment of Herold Ribsskog as Chief Executive Officer and President

On July 8, 2011, the Board of Directors of the Registrant appointed Mr. Herold Ribsskog as the Registrant’s Chief Executive Officer and President, effective July 8, 2011.  A description of Mr. Ribsskog experience and background is included in the Registrant’s Current Report on Form 8-k previously filed on June 13, 2011 and is incorporated by reference to this Current Report on Form 8-K.  Mr. Ribsskog beneficially owns 100,000 shares of the Registrant’s common stock, or approximately 1.7% of the issued and outstanding.

Ribsskog Employment Agreement

In connection with Mr. Ribsskog’s appointment as Chief Executive Officer and President of the Registrant, the Registrant entered into an employment agreement with Mr. Ribsskog dated July 8, 2011 (the “Ribsskog Employment Agreement”).  Pursuant to the Ribsskog Employment Agreement, Mr. Ribsskog will serve as Chief Executive Officer for an initial term of two years with an additional one year extension granted automatically unless a 60 day written notice to the contrary is provided by either Mr. Ribsskog or the Registrant.  Mr. Ribsskog will be responsible for 1) the day-to-day operations of the Registrant; 2) the development of a strategic course of direction for the Registrant; 3) developing a strong team of managers for the Registrant reporting to the Chief Executive Officer and ensuring that each have a competent replacement; 4) developing an annual operating plan for the Registrant to be submitted to the Registrant’s Board of Directors (“Board”) against which the Chief Executive Officer and his management team will be measured and, if appropriate, compensated with bonus; and (5) such other duties, consistent with the Chief Executive Officer position, as the Board may delegate to Mr. Ribsskog from time to time.  The Registrant will pay Mr. Ribsskog a base salary of $5,000 per month for an initial 3 month period, and following the initial 3 month period, Mr. Ribsskog’s base salary will increase to $7,000 per month, with an additional $1,000 increase after the last day of each of the Registrant’s fiscal quarters during the first fiscal year of the Ribsskog Employment Agreement.  The Registrant will also pay Mr. Ribsskog additional bonuses upon (1) the Registrant’s initial oil production exceeding 20 barrels of oil per day; (2) the Registrant’s oil production exceeding 1,000 barrels of oil per month net to the Registrant; and 3) the Registrant’s monthly positive cashflow, if any, exceeds $40,000 per month.  In the event Mr. Ribsskog’s employment by the Registrant is terminated for any reason, the Registrant will pay Mr. Ribsskog any accrued obligations (as defined in the Employment Agreement) and have no further obligation to make or provide any payments or benefits to Mr. Ribsskog, and Mr. Ribsskog will have no further right to receive or obtain any payments or benefits from the Registrant.

The above description of the Ribsskog Employment Agreement is a summary of the material terms only and is qualified in its entirety by reference to the Ribsskog Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Ribsskog Indemnification Agreement

In connection with the Ribsskog Employment Agreement, the Registrant entered into an indemnification agreement with Mr. Ribsskog dated July 8, 2011 (the “Ribsskog Indemnification Agreement”).  Pursuant to the Ribsskog Indemnification Agreement, the Registrant will indemnify Mr. Ribsskog, as an officer and director of the Registrant, from all indemnifiable claims and losses, as defined in the Ribsskog Indemnification Agreement, except for any claims initiated by Mr. Ribsskog against the Registrant or any director or officer of the Registrant or for claims arising from the purchase and sale by Mr. Ribsskog of any securities in violation of Section 16(b) of the Securities Exchange Act of 1934.

The above description of the Ribsskog Indemnification Agreement is a summary of the material terms only and is qualified in its entirety by reference to the Ribsskog Indemnification Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Felix Employment Agreement

In connection with Mr. Ribsskog’s appointment as Chief Executive Officer and President of the Registrant, the Registrant entered into an employment agreement with Mr. Felix dated July 8, 2011 (the “Felix Employment Agreement”).  Pursuant to the Felix Employment Agreement, Mr. Felix will serve as the Chief Financial Officer for an initial term of two years with an additional one year extension granted automatically unless a 60 day written notice to the contrary is provided by either Mr. Felix or the Registrant.  Mr. Felix will be responsible for 1) overseeing all accounting practices of the Registrant, including preparing budgets, financial statements and reports, tax and audit functions; 2) directing financial strategy, planning and forecasts; and 3) such other duties, consistent with the Chief Financial Officer position, as the Board may delegate to Mr. Felix from time to time. The Registrant will pay Mr. Felix a base salary of $3,500 per month for an initial 3 month period, and following the initial 3 month period, Mr. Felix’s base salary will increase to $4,000 per month, with an additional $500 increase after the last day of each of the Registrant’s fiscal quarters during the first fiscal year of the Felix Employment Agreement.  The Registrant will also pay Mr. Felix an additional bonus of $1,000 per fiscal quarter upon the timely filing of all of the Registrant’s quarterly reports on Form 10-Q and annual reports on Form 10-K without any extension requests.  In the event Mr. Felix’s employment by the Registrant is terminated for any reason, the Registrant will pay Mr. Felix any accrued obligations (as defined in the Employment Agreement) and have no further obligation to make or provide any payments or benefits to Mr. Felix, and Mr. Felix will have no further right to receive or obtain any payments or benefits from the Registrant.

The above description of the Felix Employment Agreement is a summary of the material terms only and is qualified in its entirety by reference to the Felix Employment Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K.

Felix Indemnification Agreement

In connection with the Felix Employment Agreement, the Registrant entered into an indemnification agreement with Mr. Felix dated July 8, 2011 (the “Felix Indemnification Agreement”).  Pursuant to the Felix Indemnification Agreement, the Registrant will indemnify Mr. Felix, as an officer and director of the Registrant, from all indemnifiable claims and losses, as defined in the Felix Indemnification Agreement, except for any claims initiated by Mr. Felix against the Registrant or any director or officer of the Registrant or for claims arising from the purchase and sale by Mr. Felix of any securities in violation of Section 16(b) of the Securities Exchange Act of 1934.

The above description of the Felix Indemnification Agreement is a summary of the material terms only and is qualified in its entirety by reference to the Felix Indemnification Agreement attached as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Herold Ribsskog dated July 8, 2011
10.2	Indemnification Agreement with Herold Ribsskog dated July 8, 2011
10.3	Employment Agreement with Joel Felix dated July 8, 2011
10.4	Indemnification Agreement with Joel Felix dated July 8, 2011
17.1	Resignation of Joel Felix as Chief Executive Officer and President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 12, 2011	LJM Energy Corp.

	By:	/s/ Herold Ribsskog
Herold Ribsskog
Chief Executive Officer